                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             MARCAM Corporation
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                              MARCAM Corporation
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                                    MARCAM
                                  CORPORATION



                                                             January 8, 1997

Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m., Boston time, Wednesday, February 12, 1997 at The Westin Hotel, Copley Place, 10 Huntington Avenue, Boston, Massachusetts 02116.

     Whether or not you plan to attend the meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the meeting. If you so desire, you can withdraw your proxy and vote in person at the Annual Meeting.


                                   Cordially,


                                   /s/ Michael J. Quinlan
                                   MICHAEL J. QUINLAN
                                   President and CEO

                               MARCAM CORPORATION
                                95 WELLS AVENUE
                          NEWTON, MASSACHUSETTS  02159


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 8, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Marcam Corporation, a Massachusetts corporation (the "Company"), will be held on Wednesday, February 12, 1997 at 10:00 a.m., Boston time, at The Westin Hotel, Copley Place, 10 Huntington Avenue, Boston, Massachusetts 02116, for the following purposes:

1. To elect three members to the Board of Directors to serve for three-year terms as Class III Directors, two of whom will be elected by the holders of all classes and series of the Company's outstanding capital stock, voting together as a single class, and one of whom shall be elected by the holders of the Company's Series D Convertible Preferred Stock, voting separately as a series.

2. To amend the 1994 Stock Plan of the Company to increase the aggregate number of shares of Common Stock which may be issued pursuant to said plan from 2,000,000 to 3,250,000.

3. To amend the 1991 Non-Employee Director Stock Option Plan to (i) modify the eligibility for participation in the Plan and (ii) to provide that each option issued pursuant to said Plan on or after January 1, 1997 shall vest in equal annual installments over a four-year period.

4. To ratify the selection of the firm of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending September 30, 1997.

5. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on December 30, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.


                             By Order of the Board of Directors


                             /s/ Diane R. Tormey
                             DIANE R. TORMEY
                             Vice President, General Counsel and Clerk

Newton, Massachusetts
January 8, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                               MARCAM CORPORATION
                                95 WELLS AVENUE
                          NEWTON, MASSACHUSETTS  02159

                                PROXY STATEMENT

                                JANUARY 8, 1997

          This proxy statement is furnished in connection with the solicitation of proxies by the Directors of Marcam Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at The Westin Hotel, Copley Place, 10 Huntington Avenue, Boston, Massachusetts 02116 on February 12, 1997, at 10:00 a.m., Boston time, and any adjournments thereof (the "Meeting"). An Annual Report on Form 10-K, containing financial statements for the fiscal year ended September 30, 1996, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the accompanying notice and form of proxy were first sent or given to stockholders on or about January 8, 1997.

          The record date for the determination of stockholders entitled to notice of and to vote at the Meeting has been fixed by the Board of Directors as the close of business on December 30, 1996. As of that date, 14,728,914 shares (on an as converted basis) of Common Stock, par value $.01 per share ("Common Stock"), of the Company were outstanding and entitled to vote at the Meeting. Holders of the Company's Common Stock are entitled to cast one vote for each share held of record at the close of business on December 30, 1996 on each matter submitted to a vote at the Meeting, other than the election of one director (the "Series D Preferred Stock Director") who is to be elected by the holders of the Series D Convertible Preferred Stock, par value $1.00 per share (the "Series D Preferred Stock") of the Company, voting separately as a class. Holders of the Company's Series D Preferred Stock and the Company's Series E Convertible Preferred Stock, par value $1.00 per share (the "Series E Preferred Stock"), are entitled, for purposes of voting on proposals at the Meeting submitted to the holders of all classes and series of the Company's outstanding capital stock, to vote on an as converted basis with the holders of the Common Stock as a single class and are entitled to cast 10 votes for each share of preferred stock held of record at the close of business on December 30, 1996.
In addition, as of the record date, 225,000 shares of Series D Preferred Stock were outstanding and entitled to cast one vote for each share held of record at the close of business on December 30, 1996 for the election of the Series D Preferred Stock Director.

          Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Clerk of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting. The persons named as attorneys in the proxies are directors and officers of the Company. With respect to the election of Directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. With respect to the election of directors, proxies will be voted as stated below under "Election of Directors." In addition to the election of Directors, the stockholders will consider and vote upon proposals (i) to amend the 1994 Stock Plan of the Company to increase the aggregate number of shares of Common Stock which may be issued pursuant to said plan from 2,000,000 to 3,250,000, (ii) to amend the 1991 Non-Employee Director Stock Option Plan of the Company to (a) modify the eligibility for participation in the Plan and (b) to provide that each option issued pursuant to said plan on or after January 1, 1997 shall vest in equal annual installments over a four-year period, and (iii) to ratify the selection of the firm of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending September 30, 1997. Where a proxy is properly signed and returned without indicating any voting instructions regarding these additional matters, the shares represented by the proxy will be voted FOR the proposal.

          A majority of the outstanding shares of all classes and series of the Company's outstanding capital stock, voting together as a single class, represented at the Meeting in person or by proxy shall constitute a quorum for the transaction of business, and a majority of the outstanding shares of Series D Preferred Stock represented at the Meeting in person or by proxy shall constitute a quorum for the election of the Series D Preferred Stock Director. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting for such directors. On all other matters being submitted to stockholders, an affirmative vote of at least a majority of the shares of all classes and series of the Company's outstanding capital stock, voting together as a single class, present or represented, in person or by proxy, and entitled to vote at the Meeting is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

          The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

                   SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

          The following table sets forth as of the dates indicated below certain information regarding beneficial ownership of the Company's voting securities
(i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of any class of the Company's voting securities; (ii) by each director of the Company; (iii) by each executive officer named in the Summary Compensation Table; and (iv) by all directors and executive officers of the Company as a group.

                                              AMOUNT AND
                                              NATURE OF       PERCENT
            NAME AND ADDRESS                OWNERSHIP #(1)   OF CLASS
            ----------------                --------------   ---------


GAP Coinvestment Partners, L.P. (2).....    4,000,000         25.8%
General Atlantic Partners 21, L.P.
General Atlantic Partners, LLC
General Atlantic Partners, 32, L.P.
     c/o General Atlantic Service
         Corporation
     125 East 56th Street
     New York, NY  10022
Clover Capital Management, Inc.(3)......    2,274,750         19.8%
     11 Tobey Village Office Park
     Pittsford, NY  14534
Pioneer Management Corporation(4).......    1,471,000         12.8%
     60 State Street
     Boston, MA  02109
Robert G. Barrett (5)...................       42,521           *
John Campbell...........................      100,226           *
George A. Chamberlain 3d (6)............       48,000           *
Richard C. Cook (7).....................        8,700           *
Robert A. Cramer (8)....................       40,000           *
Thomas D. Ebling (9)....................       55,992           *
William E. Ford (10)....................    4,000,000         25.8%
William O. Grabe (10)...................    4,000,000         25.8%
Richard S. Hickok (11)..................       41,597           *
Edward J. Kfoury (12)...................       11,600           *
Paul A. Margolis (13)...................      448,594          3.9%
Dean R. McKay (14)......................       28,268           *
Michael J. Quinlan (15).................       50,700           *
All executive officers and directors as
 a group (12 persons) (16)                  4,876,198         31.0%

__________________________________
* less than 1%

(1) The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Information is as of December 30, 1996 unless otherwise indicated. As of December 30, 1996, there were outstanding 11,475,314 shares of Common Stock and 225,000 shares of Series D Preferred Stock. Pursuant to the rules of the Securities and Exchange Commission, the number of shares of Common Stock deemed outstanding for a specified person or group includes shares issuable pursuant to convertible securities, warrants and options held by such person or group which may be converted or exercised within 60 days of this Proxy Statement.

(2) According to the Questionnaire for Officers, Directors and Principal Stockholders dated December 2, 1996. Consists of 176,058 shares of Series D Preferred Stock held by General Atlantic Partners 21, L.P ("GAP 21"), 23,942 shares of Series D Preferred Stock and 13,681 shares of Series E Preferred Stock held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment") and 86,319 shares of Series E Preferred Stock held by General Atlantic Partners 32, L.P. ("GAP 32"). Each share of Series D Preferred Stock and Series E Preferred Stock currently is convertible at any time into 10 shares of Common Stock. Also includes warrants to purchase 863,190 and 136,810 shares of Common Stock held by GAP 32 and GAP Coinvestment, respectively. GAP Coinvestment, GAP 21 and GAP 32 (the "GA Entities") own beneficially 4,000,000 shares of Common Stock of the Company, including 2,000,000 shares of Common Stock issuable upon conversion of the 200,000 shares of Series D Preferred Stock owned by certain of the GA Entities. The GA Entities own beneficially 88.9% of the outstanding Series D Preferred Stock and 100% of the outstanding Series E Preferred Stock. The Northwestern Mutual Life Insurance Company owns beneficially 11.1% of the outstanding Series D Preferred Stock.

(3) According to Amendment No. 2 to Schedule 13G dated December 9, 1996. Clover Capital Management, Inc., a registered investment adviser for various accounts, has shared voting and investment power with respect to 2,274,750 shares.

(4) According to the Questionnaire for Officers, Directors and Principal Stockholders dated November 18, 1996 delivered by Pioneer Management Corporation ("Pioneer"). Of the 1,471,000 shares beneficially owned by Pioneer, it has sole voting power with respect to 1,471,000 shares, shared investment power with respect to 1,464,000 shares and sole investment power with respect to 7,000 shares.

(5) Includes 8,600 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(6) Consists of 48,000 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(7) Consists of 100 shares held by Mr. Cook's wife and 8,600 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(8) Includes 40,000 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(9) Includes 3,550 shares held by Mr. Ebling's wife; Mr. Ebling disclaims beneficial ownership of all such shares. Also includes 35,792 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(10) Consists of 4,000,000 shares of Common Stock beneficially owned by the GA Entities. Mr. Ford, Mr. Grabe, Steven A. Denning, David C. Hodgson, Stephen P. Reynolds and J. Michael Cline (the "GA Members") are the managing members of General Atlantic Partners, LLC ("GAP LLC"), which is the sole general partner of GAP 21 and GAP 32, and are the same persons who have voting and investment control over securities held by GAP Coinvestment. The GA Members disclaim beneficial ownership of such shares, except to the extent of each member's proportionate pecuniary interest therein.

(11) Includes 7,100 shares held by Mr. Hickok's wife; Mr. Hickok disclaims beneficial ownership of all such shares. Also includes 10,600 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(12) Includes 6,600 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(13) Includes 17,987 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(14) Includes 10,600 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(15) Includes 700 shares held by Mr. Quinlan's wife and 50,000 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(16) The group is comprised of the individuals named in the Summary Compensation Table, the remaining executive officers of the Company and those persons who were directors of the Company on December 30, 1996. Includes 236,779 shares which the directors and executive officers as a group have the right to acquire upon the exercise of outstanding stock options exercisable currently or within 60 days granted under the Company's stock plans. In addition, includes 10,650 shares held by family members of officers or directors, as to which shares the applicable officer or director disclaims beneficial ownership.


                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

   The Board of Directors of the Company met 13 times and took action by unanimous written consent one time during the fiscal year ended September 30, 1996. The Board of Directors has a standing Audit Committee and a standing Compensation Committee, the memberships of which were most recently fixed by the Board of Directors on November 14, 1995. The Audit Committee, which oversees the accounting and financial functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors, met six times during fiscal 1996. Messrs. Hickok, Ford and Barrett are currently the members of the Audit Committee. The Compensation Committee of the Company, which reviews and makes recommendations concerning executive compensation and administers certain of the Company's stock plans, met five times and took action by written consent eight times during fiscal 1996.
Messrs. McKay and Grabe are currently the members of the Compensation Committee.

   All directors attended at least 75 percent of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which they served during fiscal 1996.

                             ELECTION OF DIRECTORS

   Pursuant to the Company's Articles of Organization, the Company's Board of Directors is divided into three classes: the Class I, II and III Directors. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. Each director holds office until his successor is elected and qualified or until his earlier death, resignation or removal. With the exception of Messrs. Quinlan and Ford, all of the directors were previously elected by the stockholders.

   Two of the Class III directors will be elected by the holders of all classes and series of the Company's outstanding capital stock, voting together as a single class. In addition, one Class III director will be elected by the holders of the outstanding shares of Series D Preferred Stock, voting as a separate class. William E. Ford is the nominee for election as the Class III director to be elected at the Meeting by the holders of the Series D Preferred Stock, voting as a separate series. See "Executive Compensation-

Compensation Committee Interlocks and Insider Participation." Directors are elected by a plurality of the votes cast by stockholders entitled to vote in the election of such directors at the Meeting.

   The information below sets forth for each member of the Board of Directors, including each of the Class III nominees to be elected at the Meeting, such person's age, principal occupations during the past five years and certain other information:

Class I Directors:    To be Elected at 1998 Annual Meeting of Stockholders

   Robert G. Barrett, age 52, has been a director of the Company since 1987. He is a founder of Battery Ventures, L.P., a national venture capital firm, and has been a general partner of the firm since its founding in 1984. Mr. Barrett is also a director of Brooktrout Technology Incorporated.

   Edward J. Kfoury, age 58, has been a director of the Company since May 10, 1993. He was initially appointed to the Board of Directors as a designee of International Business Machines Corporation ("IBM"), a stockholder of the Company, pursuant to agreements between IBM and the Company and among IBM, the Company, Paul A. Margolis and John Campbell. Mr. Kfoury is no longer a designee of IBM. Mr. Kfoury served as a division President and as a Vice President of IBM until June 1, 1993, the effective date of his retirement.

   Michael J. Quinlan, age 55, has been a director of the Company since February 12, 1996. Mr. Quinlan has served as the Company's President and Chief Executive Officer since January 1996. Prior to joining Marcam, Mr. Quinlan was Senior Vice President of Marketing for Telular Corporation, a developer of fixed wireless phone systems, from June 1994 to October 1995. From July 1992 to June 1994, he was Director of Technology at the Wharton School, and Chief Executive Officer of Access Technology Group, a multimedia production company specializing in executive presentations and sales tools, from July 1993 and June 1994. Prior to 1992, Mr. Quinlan held a number of senior management positions including Director of Strategic Planning, President of the National Accounts Division and Chief Financial Officer of IBM's Asia Pacific Group.

Class II Directors:    Term Expires at 1999 Annual Meeting of Stockholders

   Richard S. Hickok, age 71, has been a director of the Company since 1983. Mr. Hickok retired in 1983 from KMG Main Hurdman, Certified Public Accountants, where he was Chairman from 1981. Mr. Hickok was President of KMG, the international firm of Main Hurdman, from 1981 to 1983. Mr. Hickok is also a director of Marsh & McLennan Companies, Inc., Comstock Resources, Inc., Alpine Lace Brands, Inc., and Projectavisions, Inc.

   Dean R. McKay, age 75, has been a director of the Company since April 1, 1990. Mr. McKay retired in 1982 as a Senior Vice President of IBM, where he was also a member of the Board of Directors and Corporate Management Committee.

   William O. Grabe, age 58, has been a director of the Company since October 1995. Mr. Grabe has been a managing member of General Atlantic Partners, LLC since 1992. From 1990 to 1992, Mr. Grabe was a corporate vice president with IBM. Mr. Grabe is also a director of Compuware Corporation, Gartner Group, Inc., Centura Software Corporation, Baan Company N.V. and Coda, Plc.

Class III Directors:    Term Expires at 1997 Annual Meeting of Stockholders

   Paul A. Margolis, age 43, a co-founder of the Company, has served as its Chairman of the Board since its organization in 1980. Mr. Margolis also served as the Company's President and Chief Executive Officer from 1980 until January 1996. Mr. Margolis is a director of Dendrite International, Inc.

   John Campbell, age 50, a co-founder of the Company, has served as a director since its organization in 1980. Mr. Campbell also served as its Executive Vice President from 1980 until April 26, 1996.

   William E. Ford, age 35, has been a director of the Company since October 1995. He was appointed to the Board of Directors as a designee of GAP 21, a stockholder of the Company, pursuant to the Convertible Preferred Stock Purchase Agreement dated as of September 20, 1995 by and among the Company, GAP 21, GAP Coinvestment and The Northwestern Mutual Life Insurance Company. Mr. Ford has been a managing member of General Atlantic Partners, LLC since 1991. Prior to 1991, Mr. Ford was a Senior Associate with Morgan Stanley. Mr. Ford is also a director of GT Interactive Software Corp., Envoy Corporation, SS&C Technologies, Inc. and E*Trade Group, Inc.

   Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all the nominees named above. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.

DIRECTORS' COMPENSATION

   For service during the year ended December 31, 1995, the Company paid non-employee directors Messrs. Barrett, Hickok, Kfoury and McKay an annual fee of $12,000 for their services as directors of the Company, plus $1,000 for each Board meeting attended and for each committee meeting attended on a day other than when the Board of Directors met. In addition, each of these non-employee directors participates in the Company's 1991 Non-Employee Director Stock Option Plan (the "Directors Plan"). Under the Directors Plan, prior to January 1, 1996, each person who is neither an employee nor an officer of the Company and who is a director on January 1 of each year during the term of the Directors Plan was automatically granted on each such date, without further action of the Board, an option to purchase 1,000 shares of the Common Stock of the Company.

   Effective as of January 1, 1996, in lieu of an annual $12,000 payment to each non-employee director, the Company began compensating its participating non-employee directors through a one-time grant under the Directors Plan of a stock option to purchase 20,000 shares of the Company's Common Stock and an annual grant under the Directors Plan of a stock option to purchase 3,000 shares of the Company's Common Stock. In addition, participating Board members who are not employees will also continue to receive $1,000 for each Board meeting attended and for each committee meeting attended on a day other than when the Board of Director meets.

   For further information regarding the Directors Plan and certain proposed amendments to the Directors Plan to be considered and acted upon at the Meeting, see "Proposal to Amend the 1991 Non-Employee Director Stock Option Plan."

   Messrs. Ford and Grabe, pursuant to agreements with the Company, have waived any and all rights to receive cash compensation, stock options and stock grants given to other members of the Board of Directors.

   Under the Company's Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan"), non-employee directors may elect to defer all or any part of their fees for services as a director. Pursuant to the Deferred Compensation Plan, eligible directors of the Company may elect to defer receipt of all or a specified portion of their compensation in the form of cash with an interest rate related to Treasury bills. The Deferred Compensation Plan provides that compensation deferred under the plan will be paid out in cash after termination of service as a director. Participating directors may elect that compensation so deferred be paid out in a lump sum or in up to ten annual installments. Payment of compensation deferred under the Deferred Compensation Plan commences in January of the year following the year in which service as a director terminates, except that earlier or accelerated distributions may be made in certain events of unforeseeable emergency. No directors currently have elected to participate in the Deferred Compensation Plan.

   On May 2, 1996, the Company granted to John Campbell, a director of the Company and until April 26, 1996 Executive Vice President of the Company, non-qualified stock options to purchase 20,000 shares of Common Stock with an exercise price of $11.94 per share. These options vest in five equal installments on May 2 of each year, commencing May 2, 1997.

                             EXECUTIVE COMPENSATION

   The following table sets forth the compensation received by (i) any person who served as the Chief Executive Officer of the Company during any part of fiscal 1996, (ii) the four other most highly compensated executive officers of the Company who served as such at September 30, 1996 and whose annual compensation and bonus was $100,000 or more, and (iii) any person for whom disclosure would have been provided pursuant to clause (ii) but for the fact that the person did not serve as an executive officer at September 30, 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                               Long-Term
                                                              Compensation
                                                                Awards
                                                               --------
                                               Annual         Securities
                                          Compensation(1)     Underlying
                                      -----------------------  Options     All Other
Name and Principal Position     Year  Salary($)  Bonus($)(2)   (#)(3)(4)  Compensation ($)(5)
-------------------------------------------------------------------------------------------------
Michael J. Quinlan (6)          1996  $175,385   $ 40,000      250,000        $   84
President and Chief             1995        --         --      --                 --
Executive Officer               1994        --         --      --                 --

George A. Chamberlain 3d (7)    1996  $240,000   $ 20,000      --             $2,459
Chief Financial Officer         1995  $240,000   $ 25,000      --             $2,376
                                1994  $ 11,077         --      120,000        $   66

Richard C. Cook (8)             1996  $162,437   $189,801      --             $3,018
Senior Vice President and       1995  $149,856   $ 45,128      --             $1,504
General manager,                1994  $142,500   $ 12,018      50,000         $   66
MAPICS Business Group

Robert A. Cramer (9)            1996  $113,088   $ 52,860      100,000        $2,034
Vice President and              1995        --         --      --                 --
General Manager,                1994        --         --      --                 --
Process ERP Business Group

Paul A. Margolis (10)           1996  $306,461   $ 18,030      --             $  915
President, Chief Executive      1995  $240,000   $ 48,148      --             $2,376
Officer and Chairman            1994  $240,000   $  9,480      100,000        $   66

Thomas D. Ebling (11)           1996  $178,740   $ 23,500      --             $2,640
Senior Vice President           1995  $161,240   $  8,156      --             $2,195
Protean Development             1994  $148,000   $ 16,355      25,000         $   66

(1) Excludes perquisites the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total compensation reported as salary and bonus.

(2) Includes bonus payments earned by the Named Executive Officers in the year indicated for services rendered in such year which were paid in the next subsequent year.

(3) The Company did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long-term incentive plan payouts to the Named Executive Officers during the fiscal years ended September 30, 1996, 1995 or 1994.

(4) All options are incentive stock options unless otherwise noted.

(5) "All Other Compensation" consists of amounts contributed on behalf of the Named Executive Officers under the Company's group life insurance policy and, for fiscal years 1995 and 1996, matching contributions made by the Company to the Company's 401(k) Plan based on a percentage of the individual's contributions to the 401(k) Plan.

(6) Mr. Quinlan joined the Company in January 1996 as its President and Chief Executive Officer. The 250,000 options granted during fiscal 1996 were granted on January 1, 1996 upon the commencement of his employment under the Company's 1994 Stock Plan, as amended.

(7) Mr. Chamberlain joined the Company in September 1994 as its Chief Financial Officer. The 120,000 non-qualified stock options granted during fiscal 1994 were granted on September 8, 1994 under the Company's 1994 Stock Plan, as amended.

(8) Mr. Cook has served as the Company's Vice President and General Manager, MAPICS Business Group since October 1994. Mr. Cook has been the President, Chief Executive Officer and Chairman of the Board of Mapics, Inc. since March 1993. The 20,000 and 30,000 non-qualified options granted during fiscal 1994 were granted on January 7, 1994 and June 21, 1994, respectively, pursuant to the Executive Stock Program ("ESP") as more fully described in the "Report of the Compensation Committee of the Board of Directors."

(9) Mr. Cramer joined the Company in February 1996 as its Vice President and General Manager, Protean Business Group. Since September 1996, Mr. Cramer has been the Company's Vice President and General Manager, Process Business Group. The 100,000 non-qualified stock options granted during fiscal 1996 were granted on February 19, 1996 upon the commencement of his employment under the Company's 1994 Stock Plan, as amended.

(10) Mr. Margolis resigned as an employee and officer of the Company effective April 30, 1996. The 100,000 options granted during fiscal 1994 were granted on February 21, 1994 pursuant to the ESP as more fully described in the "Report of the Compensation Committee of the Board of Directors."

(11) Mr. Ebling served as an executive officer of the Company until September 1996. He is currently Senior Vice President, Protean Development. The 25,000 options granted during fiscal 1994 were granted on February 21, 1994 pursuant to the ESP as more fully described in the "Report of the Compensation Committee of the Board of Directors."

OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information with respect to stock option grants made pursuant to the Company's 1987 and 1994 Stock Plans, as amended, during the fiscal year ended September 30, 1996 to the Named Executive Officers. The Company did not grant any stock appreciation rights in fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          Percent of                          Potential Realizable Value at
                                             Total                             Assumed Annual Ratesof Stock
                              Number of     Options                            Price Appreciation for Option
                             Securities   Granted to   Exercise                          Term (2)
                             Underlying    Employees    or Base                ------------------------------
                               Options     in Fiscal     Price    Expiration
     Name                     Granted(#)    Year (1)     ($/SH)       Date       5%($)             10%($)
--------------               ----------   ----------   --------   ----------     -----             ------
Michael J. Quinlan (3).....     250,000           39%   $15.250       1/1/06      $2,397,661       $6,076,143
George A. Chamberlain 3d...           0          - -        - -          - -          - -              - -
Richard C. Cook............           0          - -        - -          - -          - -              - -
Robert A. Cramer (4).......     100,000           15%   $12.875      2/29/06      $  809,702       $2,051,943
Paul A. Margolis...........           0          - -        - -          - -          - -              - -
Thomas D. Ebling...........           0          - -        - -          - -          - -              - -
--------------

(1) Options to purchase a total of 647,704 shares of Common Stock were granted to employees in fiscal 1996 under the Company's 1987 and 1994 Stock Plan, the purpose of which is to provide incentives to key employees who are in a position to make significant contributions to the Company.

(2) Amounts reported in this column represent hypothetical amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the current date.

(3) The indicated options were granted on January 1, 1996 and become exercisable at the rate of 20% per annum.

(4) The indicated options were granted on February 29, 1996 and became exercisable as to 20% on the date of grant and at the rate of 20% per annum thereafter.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the 1987 and 1994 Stock Plans, as amended, including (i) the number of shares of Common Stock received upon exercise of options in the fiscal year ended September 30, 1996, (ii) the net value realized upon such exercise, (iii) the number of unexercised options held as September 30, 1996, and (iv) the aggregate dollar value of unexercised options held at September 30, 1996.

 AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                                   Value of
                                                                                                   Unexercised
                                                                 Number of Securities Under-       In-The-Money
                                                                 lying Unexercised Options         Options At
                                  Shares                         at September 30, 1996(#)          September 30, 1996($)(1)
                                 Acquired          Value         ---------------------------      -------------------------
Name                           On Exercise(#)     Realized(  )$  Exercisable/Unexercisable         Exercisable/Unexercisable
--------                       --------------     ---------      ---------------------------       -------------------------

Michael J. Quinlan                   0               ---                0      250,000                       0        0

George A. Chamberlain 3d             0               ---           48,000       72,000                 $42,000  $63,000

Richard C. Cook                      0               ---            3,600       52,400                       0  $97,500

Robert A. Cramer                     0               ---           20,000       80,000                       0        0

Paul A. Margolis                     0               ---           14,390      303,597                       0        0

Thomas D. Ebling                     0               ---           28,634       87,158                 $25,000  $12,500

-----------
(1) Value is based on the difference between the option exercise price and the fair market value at September 30, 1996 ($11.75) multiplied by the number of shares underlying the option.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

INTRODUCTION

  The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing the Company's executive compensation policies and advising the Board of Directors with respect to such policies. Dean R. McKay and William O. Grabe, both non-employee directors, are currently the members of the Committee. The Committee's goal is to create and implement a compensation program which will attract and retain talented executives and provide incentives to management to enhance Company performance by basing a significant portion of annual and long-term compensation on achievement of targeted levels of performance.

EXECUTIVE COMPENSATION PROGRAM

  The Company's executive compensation program consists of three elements: salary (base pay); incentive pay (cash bonus); and stock options. This program applies to the Company's key management positions, including the position of Chief Executive Officer. All of the Company's executives also are eligible for employee benefits offered to all Company employees, including life, health, disability and dental insurance, and the Company's savings plan and employee stock purchase plan.

  Salary. Base salary of top management in fiscal year 1996 was set by the Committee after review of salary levels in the software industry for various executive positions. The Committee reviewed salary information presented in several independent surveys, ranging from broad-based overviews of the entire software industry to information regarding entities more similar to the Company: software companies with over $50 million in revenue. The Committee used "median" levels as a guide for setting salaries for its top management positions, based on such comparative information.

  Incentive Pay. Incentive pay in the form of cash bonuses for executive officers of the Company is based either (a) 100% on the Company's financial performance, or (b) on a combination of the Company's financial performance and the occurrence of certain events within specified timeframes.

  Generally, a budgeted amount for incentive pay for financial performance is set for each executive by the Committee, and payment is made based on achievement of specific performance targets. For executives with managerial responsibilities chiefly linked with one profit center, performance targets relate to that profit center as well as the Company's earnings per share ("EPS"). For executives with diverse responsibilities and for the most senior management executives, performance targets also include those set in terms of the Company's EPS. Fiscal 1996 incentive pay was revised after the first two quarters of the year as a result of certain management changes to better reflect in the compensation plans the respective contributions of the executives.

  During the first two quarters of fiscal 1996, the amount of incentive pay, if any, was based on achievement of specified performance targets. No incentive pay was payable until performance exceeded 80% of targeted levels. From 80% to 100% of targeted performance, the executive received 5% of the budgeted amount for each 1% of performance achieved. For performance exceeding 100%, the executive received an amount ranging from .5% to 2.5% for each 1% increase in performance. Incentive pay based on financial performance was payable quarterly. At year end, the executives were eligible for an additional annual bonus ranging from .5% to 2.5% of the budgeted amount for each 1% annual performance above budget. There was no limit on incentive pay amounts based on financial performance; however, amounts payable in respect of performance exceeding 100% of targeted levels were based on cumulative year-to-date performance, rather than quarterly performance. At the end of the second quarter of fiscal 1996, incentive pay for each executive was calculated and paid based solely on performance against the first two quarters' goals. During the first two quarters of fiscal year 1996, incentive pay received by all executives ranged from $6,000 to $70,350.

  For the third and fourth quarters of fiscal 1996, the amount of incentive pay, if any, was similarly based on the achievement of specified performance targets. Incentive pay was payable when performance exceeded 50% of targeted levels.
From 50% to 100% of targeted performance, the executive received 2% of the budgeted amount for each 1% of performance achieved. For performance exceeding 100%, the executive received an amount ranging from .5% to 2.5% of the budgeted amount for each 1% increased in performance. At the end of the third and fourth quarters, the executives were eligible for an additional annual bonus ranging from .5% to 2.5% for each 1% annual performance above budget. Incentive pay based on financial performance was payable quarterly. There was no limit on incentive pay amounts based on financial performance; however, amounts payable in respect of performance exceeding 100% of targeted levels were based on cumulative year-to-date performance, rather than quarterly performance. At the end of the fourth quarter, incentive pay for each executive was calculated and paid based solely on performance against the last two quarters' goals. During the last two quarters of fiscal year 1996, incentive pay received by all executives ranged from $17,500 to $119,451.

  In addition, Messrs. Quinlan and Chamberlain received bonuses for improvement in the Company's performance in the fourth quarter of fiscal 1996.

  Stock Options. Executives are eligible for stock option grants under the "Executive Stock Program" (the "ESP") and/or the "Incentive Stock Option Program" (the "ISO Program"). These programs are designed to provide long-term performance and recruitment and retention incentives for top management. An executive's participation in one or both programs is determined by the Committee.

  Executives participating in the ISO Program are eligible for stock option grants in a budgeted amount set annually by the Committee. Grants are generally made within the first month following the end of the fiscal year, with an exercise price set at fair market value at the time of grant. In addition, the Company has granted options under the ISO Program in connection with recruiting key senior management executives. Generally, options granted vest 20% on the date of grant, and in equal portions annually for four years thereafter.

  As with incentive pay for financial performance, stock option grants are based upon attainment of targeted performance levels. The ISO Program for fiscal 1996 was revised after the first two quarters of the year as a result of certain management changes to better reflect in the compensation plans the respective contributions of the executives. The levels of financial performance required before an option grant is earned are generally the same as for incentive pay: grants are only made for achievement of financial performance levels exceeding 80% of target, in the amount of 5% of budget for each 1% of performance from 80% to 100%. Option grants for achievement of financial performance exceeding 100% are payable at the same rate as with incentive pay (i.e., ranging from .5% to 2.5% of budget per 1% of performance), but each executive is limited to a maximum grant of 120% of budgeted option amounts. For the third and fourth quarters of fiscal 1996, the levels of financial performances were reset, providing executives the opportunity to earn options based on results during those periods. On October 1, 1996, Mr. Cook was granted an option to purchase 19,000 shares under the ISO Program. No other executives received options as a result of attaining targeted performance levels.

  During fiscal 1996, Messrs. Quinlan and Cramer received grants of stock options pursuant to the ISO Program in connection with their employment by the Company.

  Executives participating in the ESP generally receive a single option grant during the program's five-year term which generally vests five years from the date of grant. Vesting is subject to acceleration upon achievement and maintenance of stock performance thresholds based on targeted rates of stock price appreciation. If the initial stock performance threshold (the "Initial Performance Threshold") is reached within three years of the grant, 25% of the option vests immediately, and 25% vests at year three. If the Initial Performance Threshold is reached on or after three years from grant, 50% of the option vests immediately. Attaining the second stock performance threshold (the "Second Performance Threshold") within three years of grant results in 50% vesting immediately and 50% vesting at year three (both amounts inclusive of the 25% vesting for achievement of the Initial Performance Threshold). Finally, if the Second Performance Threshold is reached on or after three years from grant, 100% of the option vests immediately (again, inclusive of amounts vested in respect of achieving the Initial Performance Threshold). During fiscal 1996, no Named Executive Officers of the Company received grants of stock options pursuant to the ESP.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

  Michael J. Quinlan. Mr. Quinlan's compensation for fiscal year 1996 was determined in accordance with the executive compensation program described above and through negotiations between the Company and Mr. Quinlan.

  Mr. Quinlan's fiscal 1996 base salary was set at $240,000, based upon the comparative information reviewed by the Committee as described above and prorated to reflect the commencement date of his employment. Mr. Quinlan received a bonus of $40,000 for improvement in the Company's performance in the fourth quarter of 1996. During fiscal 1996, Mr. Quinlan was also granted an option to purchase 250,000 shares of the Company's Common Stock under the ISO Program in connection with his employment by the Company.

  Mr. Quinlan's total compensation for fiscal year 1996 is set out in detail in the Summary Compensation Table.

Compensation Committee:

  Dean R. McKay
  William O. Grabe

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), generally disallows a tax deduction to the Company for compensation in excess of $1 million paid to any of the Company's Named Executive Officers. Qualifying performance-based compensation, however, will not be subject to the deduction limit if certain requirements are met. The Committee has decided to structure the 1994 Stock Plan so that compensation attributable to options granted to executive officers pursuant to the 1994 Stock Plan will qualify as performance based for purposes of Section 162(m) and deductions attributable to such options will therefore not be disallowed by Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. McKay and Grabe currently comprise the Compensation Committee of the Board of Directors.

  Mr. Grabe is a managing member of General Atlantic Partners, LLC ("GAP LLC"), which is the sole general partner of General Atlantic Partners 21, L.P. ("GAP 21") and General Atlantic Partners 32, L.P. ("GAP 32"), and has shared voting and investment control with the other managing members of GAP LLC over securities held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment"; GAP 21, GAP 32 and GAP Coinvestment are hereinafter collectively referred to as the "GA Entities"). Pursuant to the terms of a Convertible Preferred Stock and Warrant Purchase Agreement, dated as of July 19, 1996, by and among the Company, GAP 32 and GAP Coinvestment (GAP Coinvestment and GAP 32 are hereinafter referred to as the "Series E Purchasers"), the Company issued and sold an aggregate of 100,000 shares of Series E Preferred Stock to the Series E Purchasers for an aggregate purchase price of $9,500,000 and warrants (the "Warrants") to purchase an aggregate of 1,000,000 shares of Common Stock of the Company for an aggregate purchase price of $500,000. Each share of Series E Preferred Stock currently is convertible at any time into 10 shares of Common Stock of the Company, subject to adjustment in the event of a subdivision or combination of the Common Stock or certain reorganizations or reclassifications of the capital stock of the Company. The Warrants are exercisable at any time during the period commencing on July 23, 1996 and ending on July 23, 2003 at an exercise price of $15.36 per share of Common Stock.

  Pursuant to the terms of a Convertible Preferred Stock Purchase Agreement, dated as of September 20, 1995 (the "Series D Purchase Agreement"), by and among the Company, GAP 21, GAP Coinvestment and The Northwestern Mutual Life Insurance Company ("Northwestern" and, together with GAP 21 and GAP Coinvestment, the "Series D Purchasers"), the Company issued and sold an aggregate of 225,000 shares of Series D Preferred Stock to the Series D Purchasers for an aggregate purchase price of $22,500,000. GAP 21 and GAP Coinvestment purchased an aggregate of 200,000 shares of Series D Preferred Stock pursuant to the Series D Stock Purchase Agreement, which represents 88.9% of the outstanding shares of Series D Preferred Stock. Each share of Series D Preferred Stock currently is convertible at any time into 10 shares of Common Stock of the Company, subject to adjustment in the event of a subdivision or combination of the Common Stock or certain reorganizations or reclassifications of the capital stock of the Company.

  As long as the GA Entities (together with their affiliates) own in the aggregate shares of Common Stock, Series D Preferred Stock, Series E Preferred Stock or other securities of the Company convertible into or exchangeable for shares of voting capital stock of the Company that represent at least 10% of the total number of shares of Common Stock outstanding on an as converted basis, the GA Entities will be entitled to elect, or designate one person for election as, a director of the Company. Pursuant to the Company's Restated Articles of Organization, as amended, the holders of the Series D Preferred Stock, voting as a separate series, are entitled to elect one director if, in addition to meeting the 10% voting stock ownership requirement specified above, GAP 21 and GAP Coinvestment (together with their affiliates, including GAP 32) own in the aggregate at least a majority of the outstanding shares of Series D Preferred Stock. Further, if GAP 32 and GAP Coinvestment (together with their affiliates, including GAP 21) own (i) less than a majority of the outstanding shares of Series D Preferred Stock, (ii) at least a majority of the outstanding shares of Series E Preferred Stock and (iii) in the aggregate shares of Common Stock, Series D Preferred Stock, Series E Preferred Stock or other securities of the Company convertible into or exchangeable for shares of voting capital stock of the Company that represent at least 10% of the total number of shares of Common Stock outstanding on an as converted basis, the holders of the Series E Preferred Stock, voting as a separate series, are entitled to elect one director of the Company. Finally, pursuant to the Series D Purchase Agreement, if GAP 21 and GAP Coinvestment (together with their affiliates, including GAP 32) own (i) less than a majority of the outstanding shares of Series D Preferred Stock, and
(ii) in the aggregate shares of Common Stock, Series D Preferred Stock, Series E Preferred Stock or other securities of the Company convertible into or exchangeable for shares of voting capital stock of the Company that represent at least 10% of the total number of shares of Common Stock outstanding on an as converted basis, GAP 21 will be entitled to designate one person for election as a director of the Company.


  GAP 21 and GAP Coinvestment currently own an aggregate of 200,000 shares of Series D Preferred Stock, which represents 88.9% of the outstanding shares of Series D Preferred Stock. Consequently, the holders of the Series D Preferred Stock, voting as a separate series, currently have the right to elect one director, and the holders of the Series E Preferred Stock, voting as a separate series, do not currently have the right to elect a director. The Board of Directors has determined that the director to be elected by the holders of the Series D Preferred Stock, voting as a separate series, will be a member of Class
III. William E. Ford, a managing member of GAP LLC, who previously was elected to the Company's Board of Directors as GAP 21's designee pursuant to the Series D Purchase Agreement, is the nominee for election as the Class III director to be elected at the Meeting by the holders of the Series D Preferred Stock, voting as a separate series. Holders of the Series D Preferred Stock and the Series E Preferred Stock are also entitled to vote together with all other classes of stock of the Company, voting together as a single class, with respect to the election of all the other directors of the Company.

  Separately, Mr. Grabe was elected to the Company's Board of Directors by the stockholders on February 13, 1996 to serve until the Company's 1999 Annual Meeting of Stockholders. Because GAP LLC is the sole general partner of GAP 21 and GAP 32 and because the managing members of GAP LLC are the same persons who have voting and investment control over securities held by GAP Coinvestment, GAP 21, GAP 32 and GAP Coinvestment are each deemed to beneficially own 4,000,000 shares of the Company's outstanding Common Stock, which is more than five percent of the outstanding Common Stock.

  By the terms of the Series D Purchase Agreement, GAP 21's designee agrees to waive any rights to compensation and relinquish any compensation received in connection with the designee's Board membership. By the terms of a letter agreement between the Company and Mr. Grabe dated October 4, 1995, Mr. Grabe has agreed to waive any rights to compensation and relinquish any compensation received in connection with his Board membership.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  IBM Relationship. The Company has a number of marketing and product development relationships with IBM. IBM has also purchased licenses for the Company's products for internal use, as well as for marketing purposes. Marcam has purchased certain services, equipment and software licenses from IBM.

  Under various agreements with the Company and its representatives, IBM markets Marcam's products in cooperation with Marcam and its subsidiaries or representatives in several countries. In each case, Marcam or its representative pays IBM a fee for marketing the Company's products when a sale is made with IBM's assistance. The fee is calculated as a percentage of the license fees received by Marcam and varies based on the agreement's specific territories. The Company was not obligated to pay IBM any fee in fiscal year 1996. The Company's independent representatives paid IBM additional fees.

  The Company also has an agreement with IBM in the United Kingdom under which Marcam assists IBM in the marketing of IBM products, primarily the AS/400 series of computers and associated products. During fiscal 1996, the Company received $87,000 in such fees.

  IBM also markets and distributes some Marcam products on the Company's behalf in certain geographies, including Europe, Latin America and Asia Pacific. In fiscal year 1996, IBM paid the Company an aggregate of approximately $1,208,000 relating to sales of the Company's products.

  The Company also licenses products and provides services to IBM in the ordinary course of business. During fiscal 1996, the Company recognized an aggregate of approximately $409,000, from licensing products and providing services to IBM. IBM also sells products and provides services, including distribution and translation services, to the Company in the ordinary course of business.

  On September 29, 1995, the Company acquired all of the outstanding stock of Mapics, Inc. ("Mapics"). In the acquisition, the Company (1) acquired from IBM all the outstanding Class B Preferred Shares and Common Shares of Mapics for $1.00; (2) acquired 4 Class A Preferred Shares and 4 Class C Preferred Shares of Mapics from Richard C. Cook, the Vice President and General Manager of the Company's MAPICS Business Group and the President of Mapics, in exchange for the surrender by the Company to Mr. Cook of a promissory note made by Mr. Cook with a principal amount of $58,823 and (3) acquired the remaining outstanding Class A Preferred Shares and Class C Preferred Shares of Mapics from Edison Venture
Fund, L.P. for $1,508,122.   As a result of the acquisition, the Company
currently owns (through Mapics) all right, title and interest in the MAPICS product line.

  In connection with the acquisition of Mapics, the Company filed a shelf registration statement covering the public resale by IBM of up to 1,615,000 shares of the Company's Common Stock (the

"Shares"). The Shares were originally issued to IBM in February 1993 in connection with the Company's acquisition of the marketing rights to the MAPICS product line from IBM. In connection with the acquisition, the Company also terminated substantially all of the covenants with IBM under the Participation Agreement entered into by the Company in February 1993 in connection with its acquisition of the marketing rights to the MAPICS product line.

  In July 1993, a subsidiary of the Company and IBM United Kingdom Holdings Limited ("IBM UK") entered into a joint venture agreement to market the Company's PRISM and MAPICS product lines in the United Kingdom. Under the terms of the agreement, IBM UK and the Company's subsidiary received specified percentages of license fees for licenses sold by the joint venture. The parties mutually agreed to terminate the joint venture in August 1996 at the end of the contract because the original objectives had been achieved. The Company paid $78,000 to IBM UK for the buy out of its interests.

  GA Entities. Messrs. Ford and Grabe, directors of the Company, are managing members of GAP LLC, which is the sole general partner of GAP 32, and have shared voting and investment control with the other managing members of GAP, LLC over securities held by GAP Coinvestment. Pursuant to the terms of a Convertible Preferred Stock and Warrant Purchase Agreement, dated as of July 19, 1996, by and among the Company, GAP 32 and GAP Coinvestment (GAP Coinvestment and GAP 32 are hereinafter referred to as the "Series E Purchasers"), the Company issued and sold an aggregate of 100,000 shares of Series E Preferred Stock to the Series E Purchasers for an aggregate purchase price of $9,500,000 and warrants (the "Warrants") to purchase an aggregate of 1,000,000 shares of Common Stock of the Company for an aggregate purchase price of $500,000. Each share of Series E Preferred Stock currently is convertible at any time into 10 shares of Common Stock of the Company, subject to adjustment in the event of a subdivision or combination of the Common Stock or certain reorganizations or reclassifications of the capital stock of the Company. The Warrants are exercisable at any time during the period commencing on July 23, 1996 and ending on July 23, 2003 at an exercise price of $15.36 per share of Common Stock.

  Other. Under a letter agreement dated May 3, 1996 between Paul A. Margolis and the Company, Mr. Margolis resigned as an employee and officer of the Company effective April 30, 1996 (the "Resignation Date"). On the Resignation Date, Mr. Margolis received a lump sum payment of $168,000. The Company agreed to pay Mr. Margolis' health insurance coverage under the Company's plans through December 31, 1996. As of the Resignation Date, Mr. Margolis' existing stock options (a) were converted from Incentive Stock Options to Non-Qualified Stock Options (as defined in the respective stock plan under which such options were granted), (b) continued to vest in accordance with the schedule set forth in the respective stock option agreements and (c) are exercisable at any time before the close of business on April 20, 2001. Mr. Margolis further agreed not to directly or indirectly perform services for certain companies for a period of five years after the Resignation Date.

  In January 1996, Mr. Kfoury was paid $83,000 for consulting services provided to the Company.

PERFORMANCE GRAPH

  The following graph compares the cumulative stockholder return on the Common Stock of the Company from September 30, 1991 to September 30, 1996, with the cumulative total return of the NASDAQ Stock Market Index (U.S.) and the Hambrecht & Quist Technology Index over the same period. The comparative data assumes $100.00 was invested on September 30, 1991 in the Company's Common Stock and in each of the indexes referred to above and assumes that dividends, if any, were reinvested.

                               MARCAM CORPORATION
                       HAMBRECHT & QUIST TECHNOLOGY INDEX
                    NASDAQ STOCK MARKET INDEX (U.S.) (1)(2)

                                                       September 30,
                                      ----------------------------------------------------
                                       1991     1992     1993     1994     1995     1996
                                      -------  -------  -------  -------  -------  -------
Marcam Corporation                    $100.00  $128.17  $ 68.31  $ 53.52  $ 83.80  $ 66.20
NASDAQ Stock Market Index (U.S.)       100.00   112.07   146.79   147.99   204.41   242.42
Hambrecht & Quist Technology Index     100.00   113.67   135.57   154.18   257.73   285.89

--------
(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Hambrecht & Quist, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On April 27, 1995, the Company orally dismissed KPMG Peat Marwick LLP ("KPMG") as its principal accountants. The Company confirmed the dismissal of its principal accountant in a letter to KPMG dated April 27, 1995. On April 28, 1995, the Company received a letter from KPMG indicating that KPMG had resigned as the Company's principal accountant effective April 28, 1995. The decision to dismiss KPMG was approved by the Company's Board of Directors upon recommendation by the Company's Audit Committee of the Board of Directors.

     The KPMG reports on the Company's consolidated financial statements for each of the years ended September 30, 1993 (as restated), and 1994 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to audit scope or accounting principles. Its report on the Company's consolidated financial statements for the year ended September 30, 1993 (as restated) did, however, include an explanatory paragraph referring to an uncertainty as to the outcome of a class action lawsuit, which has since been settled, and an explanatory paragraph referring to the restatement of the Company's consolidated financial statements for the fiscal years 1991, 1992 and 1993. KPMG's report on the Company's consolidated financial statements for the year ended September 30, 1994 also included the explanatory paragraph referring to an uncertainty as to the outcome of a class action lawsuit as referred to above.

     During fiscal years 1994 and 1993 and any subsequent interim period preceding the dismissal of KPMG, the Company is not aware of any "disagreements" between the Company and KPMG or "reportable events" as defined in Item 304 of Regulation S-K.

     The Company engaged Coopers & Lybrand L.L.P. as its principal independent accountants on June 27, 1995.

                     PROPOSAL TO AMEND THE 1994 STOCK PLAN

     On November 2, 1994, the Board of Directors of the Company adopted the 1994 Stock Plan (the "1994 Plan"), which was approved by the stockholders on February 21, 1995. Initially 1,000,000 shares of Common Stock were reserved for issuance pursuant to the 1994 Plan upon the issuance of options or in connection with awards or direct purchases of stock. On November 14, 1995, the Board of Directors adopted an amendment to the 1994 Plan to increase the number of shares issuable under the 1994 Plan from 1,000,000 to 2,000,000, which was approved by the stockholders on February 13, 1996.

PROPOSED AMENDMENT AND VOTE REQUIRED FOR APPROVAL

     On December 19, 1996, the Board of Directors adopted amendments to the 1994 Plan to increase the number of shares issuable under the 1994 Plan from 2,000,000 shares to 3,250,000 shares of Common Stock (the "Amendment"). The Amendment provides for an overall increase of 1,000,000 shares of Common Stock available under all of the Company's stock plans. The remaining 250,000 shares included in the Amendment represent the equivalent number of shares that remained available under the Company's 1987 Stock Plan, as amended, when it expired on December 31, 1996. The Company believes that this increase is important to permit the Board of Directors to provide equity based incentives to present and future key employees. The effectiveness of the Amendment is subject to the approval of the Amendment by the Company's stockholders. If such approval has not been received by November 5, 1997, the Amendment will be null and void, and any options granted in excess of the number currently issuable under the 1994 Plan will be null and void.

     The affirmative vote of the holders of a majority of the votes represented by all classes and series of the Company's outstanding capital stock, voting together as a single class, present at the Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the Amendment. The Board of Directors recommends that the stockholders vote FOR approval of the Amendment.

DESCRIPTION OF THE 1994 STOCK PLAN

     The purpose of the 1994 Plan is to provide incentives to directors, officers and other employees of the Company by providing them with opportunities to participate in the ownership of the Company through the acquisition of shares of Common Stock of the Company. Under the 1994 Plan, employees and officers of the Company may be awarded incentive stock options ("ISO" or "ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and directors, officers, employees and consultants of the Company may be granted
(i) options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"), (ii) awards of stock of the Company ("Awards"), and (iii) opportunities to make direct purchases of stock of the Company ("Purchases"). ISOs, Non-Qualified Options, Awards and Purchases are sometimes collectively referred to as "Stock Rights," and ISOs and Non-Qualified Options are sometimes collectively referred to as "Options."

     The 1994 Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company. Subject to the terms of the 1994 Plan, the Committee has the authority to determine the persons to whom Stock Rights are granted, the number of shares covered by each Stock Right, the exercise price per share and other terms and provisions governing the Stock Rights, including restrictions, if any, applicable to the shares of Common Stock issuable upon exercise of Stock Rights.

     Stock Rights may be granted under the 1994 Plan at any time prior to September 30, 2004. The exercise price per share of Non-Qualified Options granted under the 1994 Plan cannot be less than the minimum legal consideration required under applicable state law. The exercise price per share of ISOs cannot be less than the fair market value of the Common Stock on the date of grant (or, in the case of ISOs granted to employees holding more than ten percent (10%) of the voting stock of the Company, 110% of the fair market value of the Common Stock on the date of grant). The 1994 Plan provides that each option shall expire on the date specified by the Committee, but not more than ten years from its date of grant, in the case of ISOs, and five years from its date of grant, in the case of ISOs granted to an employee holding more than ten percent (10%) of the voting stock of the Company.

     As of January 1, 1997, options to purchase 1,326,098 shares had been granted under the 1994 Plan and 839,495 shares remained available for future grants. If the Amendment is approved at the Meeting, an additional 1,250,000 shares will become available for future grants under the 1994 Plan. As of January 1, 1997, the aggregate market value of shares of Common Stock issuable upon exercise of outstanding options under the 1994 Plan was $14,350,492, based upon the last sale price for shares of Common Stock as reported on the Nasdaq National Market on December 31, 1996. As of January 1, 1997, the Company had no other existing stock option plan for officers and other employees of the Company. The Company's 1987 Stock Plan, as amended, expired on December 31, 1996. Any shares which are subject to a Stock Right which for any reason expires or terminates unexercised may again be available for grant under the 1994 Plan.

     Each Option granted under the 1994 Plan may either be fully exercisable at the time of grant or may become exercisable in such installments as the Committee may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Committee has the right to accelerate the date of exercise of any installment of any option (subject to the $100,000 per year limitation on the fair market value of stock subject to ISOs granted to any employee which become exercisable in any calendar year).

     Exercise of any Option, in whole or in part, is effected by a written notice delivered to the principal office of the Company, together with payment of the exercise price. Payment of the exercise price of an Option granted under the 1994 Plan may be made, in whole or in part, by cash or check, or, if authorized by the Committee, by personal recourse note or by tendering Common Stock of the Company. In the case of ISOs, such authorization shall be evidenced in writing at the time of the grant. The 1994 Plan contains terms providing for the exercise of options by or on behalf of former and deceased employees, respectively, as described below.

     Only the optionee may exercise an Option; no assignment or transfers are permitted except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options, pursuant to a valid domestic relations order.

     Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company other than by reason of death or disability, no further installments of his ISOs shall become exercisable, and, unless converted to Non-Qualified Options, his ISOs shall terminate no later than the earlier of (a) 90 days after the date of termination of his employment, and (b) their specified expiration dates. If an ISO optionee ceases to be employed by the Company by reason of his death, any ISO of his may be exercised, for the number of shares for which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until no later than the earlier of (a) the specified expiration date of the ISO and (b) 180 days from the date of the optionee's death. If an ISO optionee ceases to be employed by the Company by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, for the number of shares for which he could have exercised it on that date until no later than the earlier of (a) the specified expiration date of the ISO, and (b) 180 days from the date of the termination of the optionee's employment. Upon the occurrence of an event constituting a "Change in Control" (as defined in the 1994 Plan), all outstanding but unvested options to purchase Common Stock will become fully exercisable as of the date of the event constituting the "Change in Control."

     Option holders are protected against dilution in the event of a stock dividend, stock split, recapitalization, reorganization, consolidation, merger or similar transaction. The Board of Directors may from time to time adopt amendments to the 1994 Plan, certain of which are subject to stockholder approval, and may terminate the 1994 Plan at any time (although such action shall not affect Options previously granted). Any shares subject to an option granted under the 1994 Plan, which for any reason expire or terminate unexercised, may again be available for future grant. Unless terminated sooner, the 1994 Plan will terminate on September 30, 2004 (except as to Stock Rights outstanding on that date).

     The following table sets forth as of January 1, 1997 options granted under the 1994 Plan to (i) the individuals named in the Summary Compensation Table,
(ii) each other person who received 5% of such options, (iii) all current executive officers of the Company as a group, (iv) all current directors who are not executive officers of the Company as a group, and (v) all employees including all officers who are not executive officers, as a group:



NAME                                    TITLE                                      OPTIONS GRANTED
--------------------------------------------------------------------------------------------------

Michael J. Quinlan........  President and Chief Executive Officer                      250,000

George A. Chamberlain.....  Chief Financial Officer                                    120,000

Richard C. Cook...........  Senior Vice President and General Manager                   30,000

Robert A. Cramer..........  Vice President and General Manager                         100,000

Paul A. Margolis..........  President, Chief Executive Officer and Chairman            100,000

Thomas D. Ebling..........  Senior Vice President, Protean Development                  25,000

All current executive officers as a group (4 persons)                                  500,000

All current directors who are not executive officers as a group (8 persons)            120,000

All employees who are not executive officers as a group (256 persons)                  706,098

     The following discussion of the United States Federal income tax consequences of the issuance and exercise of options granted under the 1994 Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the United States Federal income tax consequences of the 1994 Plan or of the requirements that must be met in order to qualify for the described tax treatment.

     The grant of an ISO or a Non-Qualified Option generally will not result in income for the grantee or a deduction for the Company.

     The exercise of a Non-Qualified Option generally result in ordinary income for the grantee and a deduction for the Company, each generally equal to the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding will be required.
When the shares acquired through the exercise of a Non-Qualified Option are sold by the optionee, he or she will generally recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and his or her basis in the shares (generally, the option price plus the amount taxed to the optionee as ordinary income). If the holding period for the shares is more than one year, this gain or loss will be long-term capital gain or loss.

     The exercise of an ISO will not result in ordinary income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the date of transfer of shares upon exercise and
(ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares generally will be the option price. Any gain or loss upon disposition of such shares generally will be taxed to the grantee as long-term capital gain or loss and the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price, however, is an item of tax preference for the grantee, potentially subject to the alternative minimum tax.

     If the grantee disposes of the ISO shares prior to the expiration of either of the holding periods discussed above, then, in most cases, the grantee would recognize ordinary income and the Company will be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the portion recognized as ordinary income generally will be taxable as capital gain.

     Payment for option shares may in some cases be made by delivering shares of the Company's Common Stock or by certain other methods if at the time of grant the optionee's agreement so provides. If an optionee makes payment of the option price other than by cash or check, special rules would apply.

     In general, persons receiving Common Stock pursuant to an Award or a Purchase will recognize ordinary income equal to the excess of the fair market value of the shares received over the amount paid, if any. The Company generally should be entitled to a corresponding deduction for United States Federal income tax purposes (subject to the limitations contained in Section 162(m) of the Code). When such Common Stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the shares are subject to vesting or to certain restrictions on resale under United States Federal securities laws.


                PROPOSAL TO AMEND THE 1991 NON-EMPLOYEE DIRECTOR
                               STOCK OPTION PLAN

     On April 30, 1991, the Board of Directors of the Company adopted the 1991 Stock Plan (the "Directors Plan"), which was approved by the stockholders on February 13, 1992. Initially the Directors Plan authorized the grant of stock options for the purchase of up to 50,000 shares of Common Stock only to members of the Company's Board of Directors who were neither employees nor officers of the Company. On November 14, 1995, the Board of Directors adopted the following amendments to the Directors Plan, which amendments were approved by the stockholders on February 13, 1996: (i) an amendment to increase the shares of Common Stock authorized to be issued pursuant to the Directors Plan from 50,000 shares to 210,000 shares; (ii) an amendment (a) to make an initial grant, as of January 1, 1996, of an option to purchase 20,000 shares of Common Stock (which option vests over a five-year period) to each person who was a member of the Board of Directors on November 14, 1995 and who was neither an employee nor officer of the Company and (b) to grant to each person who is a member of the Board of Directors on January 1 of each year, commencing with January 1, 1996, and who is neither an employee nor officer of the Company on each such date, an option to purchase 3,000 shares of Common Stock (which option vests over a five-year period), in each case options will not be granted to a director if prohibited by any agreement between the Company and the director or any of the director's affiliates; and (iii) an amendment to add a provision such that, upon a Board member's retirement from the Board, such member's vested installments of options shall terminate on their respective expiration dates pursuant to the Directors Plan and such member's unvested installments of options shall continue to vest in accordance with their respective vesting schedules pursuant to the Directors Plan.

PROPOSED AMENDMENT AND VOTE REQUIRED FOR APPROVAL

     On September 18, 1996, the Board of Directors adopted the following amendments (collectively, the "Directors Plan Amendment") to the Directors Plan:
(i) to provide for an automatic grant of an option to purchase 20,000 shares of Common Stock as of the date that a person either (a) is first elected to the Board of Directors and is neither an employee nor an officer of the Company at such time, or (b) while continuing to serve on the Board of Directors, ceases to serve as an employee or officer of the Company; and (ii) to provide that each option issued pursuant to said plan on or after January 1, 1997 shall vest in equal installments over a four-year period. The effect of the Directors Plan Amendment described in clause (i) of the preceding sentence is to expand the class of directors eligible to receive to include newly elected non-employee directors and employee directors who remain directors but are no longer employees or officers of the Company. None of the Class III directors to be elected at the Meeting will become eligible to receive options under the Directors Plan as a result of the Directors Plan Amendment. Currently, Michael
J. Quinlan, President and Chief Executive Officer of the Company, is the only director who is also an employee or officer of the Company. As a result of the Directors Plan Amendment (if approved), Mr. Quinlan will become eligible to receive an option to purchase 20,000 shares of Common Stock if he remains a director of the Company but ceases to serve as an employee or officer of the Company.

     The Company believes that the Amendment is important to enable it to provide present and future non-employee and non-officer members of the Board of Directors with appropriate equity based compensation incentives. The effectiveness of the Directors Plan Amendment is subject to the approval of the Directors Plan Amendment by the Company's stockholders. If such approval has not been received by September 17, 1997, the Directors Plan Amendment will be null and void.

     The affirmative vote of the holders of a majority of the votes represented by all classes and series of the Company's outstanding capital stock, voting together as a single class, present at the Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the Directors Plan Amendment. The Board of Directors recommends that the stockholders vote FOR approval of the Directors Plan Amendment.

DESCRIPTION OF THE DIRECTORS PLAN

     The purpose of the Directors Plan is to promote the interests of the Company by providing inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of the Board of Directors. The Directors Plan is currently administered by the Board of Directors, although the Directors Plan authorizes the appointment of a committee to administer it. The Board of Directors, subject to the provisions of the Directors Plan, has the power to construe the Directors Plan, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the Directors Plan as it may deem desirable.

     The Directors Plan authorizes the grant of options for a maximum of 210,000 shares of Common Stock. The number of shares of Common Stock issuable under the Directors Plan or subject to outstanding options are subject to adjustment for changes in the Company's Common Stock. If any options granted under the Directors Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor revert to the status of available shares under the Directors Plan.

     As of January 1, 1997, options to purchase 122,000 shares had been granted under the Directors Plan and 88,000 shares remained available for further grants of options. As of January 1, 1997, the aggregate market value of shares of Common Stock issuable upon exercise of outstanding options under the Directors Plan was $1,586,000 based upon the last sale price for shares of Common Stock as reported on the Nasdaq National Market on December 31, 1996.

     The exercise price per share of options granted under the Directors Plan is 100% of the fair market value of the Company's Common Stock on the date the option is granted. Options granted under the Directors Plan expire on the tenth anniversary of the date of option grant. Options granted under the Directors Plan may not be exercised until they become vested. Options granted under the Directors Plan become exercisable in installments. Options granted under the Directors Plan prior to January 1, 1996 became exercisable as to 25% of the shares subject to the option on each of March 31, June 30, September 30 and December 31 of the year of the option grant. Options granted after January 1, 1996 vest in equal annual installments over a five-year period. If the Directors Plan Amendment is approved at the Meeting, options granted on or after January 1, 1997 will become exercisable as to 25% of the shares subject to the option on December 31 of each year, commencing with the year in which the option was granted.

     Upon an optionee's retirement from the Board of Directors, all vested installments of such optionee's options shall terminate upon their respective expiration dates pursuant to the Directors Plan and all unvested installments of such optionee's options shall continue to vest in accordance with the Directors Plan and shall terminate on their respective expiration dates in accordance with the Directors Plan. Upon the occurrence of an event constituting a "Change in Control" (as defined in the Directors Plan), all outstanding but unvested installments will become fully exercisable as of the date of the event constituting the "Change in Control."

     If an optionee ceases to be a director by reason of his disability or death, any option granted under the Directors Plan to such optionee will immediately become fully vested and all unexercised options will be exercisable (by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

     An option granted pursuant to the Directors Plan may be exercised in whole or in part by written notice to the Company accompanied by payment in full of the exercise price. The Directors Plan permits the optionee (subject to such restrictions and guidelines as the Board may adopt from time to time) to pay all of part of the exercise price by delivering shares of Common Stock of the Company valued at fair market value. By allowing the payment of the exercise price by delivering shares of Common Stock, the Plan permits the "pyramiding" of shares. Pyramiding occurs when the optionee in a series of successive transactions uses the shares received upon the prior exercise of an option to exercise additional options. An optionee can thereby substantially increase his equity ownership in the Company, and obtain the value of the spread between the exercise price of the option and the market value of the stock subject to the option, without a significant capital contribution. Under the Directors Plan, however, the potential effect of pyramiding is limited by the requirement that any single exercise of an option must be made in respect to at least 100 shares, or such lesser number of shares as are then subject to vested options.

     Any option granted pursuant to the Directors Plan is not assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualifiable domestic relations order defined by the Code or Title I of the Employee Retirement Income Security Act, and is exercisable during the optionee's lifetime only by him.

     The Directors Plan automatically terminates when all options granted thereunder have terminated. The Board of Directors may at any time terminate the Directors Plan or make such modification or amendment thereof as it may deem advisable, but the Board of Directors may not, without approval by the Company's stockholders (a) increase the maximum number of shares for which options may be granted under the Directors Plan or the number of shares for which an option may be granted to any participating director thereunder; (b) change the provisions of the Directors Plan regarding the termination of the options or the times when they may be exercised; (c) change the period during which any options may be granted or remain outstanding under the Directors Plan or the date on which the Directors Plan terminates; (d) change the designation of the class of persons eligible to receive options, or otherwise change the provisions of the Directors Plan regarding the exercise price of options; (e) materially increase benefits accruing to option holders under the Directors Plan; or (f) cause Rule 16b-3 of the Exchange Act to become inapplicable to the Directors Plan. Termination or any modification or amendment of the Directors Plan may not, without consent of a participant, affect his rights under an option previously granted to him.

     As of January 1, 1997, the eligible directors have been granted an aggregate of 122,000 options under the Directors Plan.

     The following discussion of the United States Federal income tax consequences of the issuance and exercise of options granted under the 1994 Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the United States Federal income tax consequences of the Directors Plan or of the requirements that must be met in order to qualify for the described tax treatment.

     Options granted under the Directors Plan do not qualify as incentive stock options as defined in Section 422(b) of the Code. The grant of a non-qualified option under the Directors Plan generally will not result in income for the grantee or a deduction for the Company.

     The exercise of an option granted under the Directors Plan generally will result in ordinary income for the grantee and a deduction for the Company each generally equal to the difference between the option price and the fair market value of the shares received at the time of exercise. When the shares acquired through the exercise of such an option are sold by the optionee, he will generally recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and his basis in the shares (generally, the option price plus the amount taxed to the optionee as ordinary income). If the holding period for the shares is more than one year, this gain or loss will be long-term capital gain or loss.

     Payment for option shares may in some cases be made by delivering shares of the Company's Common Stock or by certain other methods. If an optionee makes payment of the option price other than by cash or check, special rules would apply.


                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Coopers & Lybrand L.L.P., independent certified public accountants, to serve as auditors for the fiscal year ending September 30, 1997. It is expected that a member of the firm will be present at the Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The Board of Directors recommends a vote FOR the ratification of this selection.


                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than September 10, 1997. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail-Return Receipt Requested.


                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if such a proxy solicitation firm is retained.

                            REPORTS ABOUT OWNERSHIP
                          OF THE COMPANY'S SECURITIES

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Officers, directors and greater-then-ten percent stockholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file.

     Based solely on a review of copies of the forms received by the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934 and on written representations received by it, the

Company believes that during the fiscal year 1996, the Company's directors, executive officers and persons who beneficially own more than ten percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements.

                              MARCAM CORPORATION
                     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
P                         TO BE HELD FEBRUARY 12, 1997
R          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X         The undersigned hereby appoints Paul A. Margolis and Michael J.
Y Quinlan,and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote at the Annual Meeting of Stockholders of MARCAM CORPORATION (the "Company") to be held at The Westin Hotel, Copley Place, 10 Huntington Avenue, Boston, Massachusetts 02116 on February 12, 1997 at 10:00 a.m. and any adjournment(s) thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournments thereof.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS III DIRECTOR.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                         ________________
                                                         SEE REVERSE SIDE
                                                         ________________

[ X ] PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE

1.  ELECTION OF DIRECTORS.  To elect one
    member to the Board of Directors to
    serve for a three year term as a Class
    III Director who will be elected by the
    holders of the Company's outstanding
    Series D Convertible Preferred Stock,
    voting separately as a series.

 NOMINEE: William E. Ford

           FOR      WITHHELD
           [  ]       [  ]

                           MARK HERE
                           FOR ADDRESS [   ]
                           CHANGE AND
                           NOTE BELOW


Please sign exactly as name appears. When shares are held by joint tenants, both should sign. State full title when signing as executor, administrator, trustee or guardian, etc. Please promptly return the signed proxy in the enclosed envelope.



Signature:_______________ Date:_______  Signature:_______________ Date:________

                              MARCAM CORPORATION
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
P                          TO BE HELD FEBRUARY 12, 1997
R         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X
Y
             The undersigned hereby appoints Paul A. Margolis and Michael J. Quinlan, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote at the Annual Meeting of Stockholders of MARCAM CORPORATION (the "Company") to be held at The Westin Hotel, Copley Place, 101 Huntington Avenue, Boston, Massachusetts 02116 on February 12, 1997 at 10:00 a.m. and any adjournment(s) thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournments thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS III DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                        ________________
                                                        SEE REVERSE SIDE
                                                        ________________

[ X ] PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.

1.  ELECTION OF DIRECTORS:  To elect two
    members to the Board of Directors to
    serve for three year terms as Class III
    Directors who will be elected by the
    holders of all classes and series of
    the Company's outstanding capital
    stock, voting together as a single
    class.

 NOMINEES:  Paul A. Margolis and John Campbell

            FOR      WITHHELD
            [  ]       [  ]

                                           MARK HERE
                                          FOR ADDRESS  [   ]
                                           CHANGE AND
[  ]_______________________                NOTE BELOW
For both nominees except as noted above



Signature:_______________________  Date:_______________



2.    APPROVAL OF  AMENDMENT TO 1994 STOCK     FOR       AGAINST     ABSTAIN
      PLAN:                                    [  ]       [   ]        [  ]
      To approve an amendment to the 1994
      Stock Plan to increase the aggregate
      number of shares of Common Stock
      which may be issued pursuant to
      said plan from 2,000,000 to 3,250,000

3.    APPROVAL OF  AMENDMENT TO 1991 NON-      FOR       AGAINST     ABSTAIN
      EMPLOYEE DIRECTOR STOCK OPTION PLAN:     [  ]       [  ]         [  ]
      To modify the eligibility for
      participation in the Plan and the
      vesting of future option grants under
      the Plan as described in the proxy
      statement.

4.    RATIFICATION OF AUDITORS:                FOR       AGAINST     ABSTAIN
      To ratify the selection of the firm of   [  ]       [  ]         [  ]
      Coopers & Lybrand LLP as auditors for
      the fiscal year ending September 30,
      1997.

5.    TRANSACTION OF OTHER BUSINESS:
      To transact such other business as may
      properly come before the meeting and
      any adjournments thereof.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. State full title when signing as executor, administrator, trustee or guardian, etc. Please promptly return the signed proxy in the enclosed envelope.



Signature:______________________    Date:_________________